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EXHIBIT 21.  SUBSIDIARIES OF THE REGISTRANT

                                              Jurisdiction
Subsidiary                                    of Organization  % of Ownership by the Company, or One of Its Subsidiaries
----------                                    ---------------  ---------------------------------------------------------
United Life Insurance Company                 Iowa             100% owned by the Company
Lafayette Insurance Company                   Louisiana        100% owned by the Company
Insurance Brokers & Managers, Inc.            Louisiana        100% owned by Lafayette Insurance Company
Addison Insurance Company                     Illinois         100% owned by the Company
UFC Premium Finance Company                   Illinois         100% owned by Addison Insurance Company
Addison Insurance Agency                      Illinois         100% owned by Addison Insurance Company
United Credit Corporation                     Iowa             100% owned by the Company
American Indemnity Financial Corporation      Delaware         100% owned by the  Company
American Indemnity Company                    Texas            99.9%owned by American Indemnity Financial Corporation
American Fire and Indemnity Company           Texas            100% owned by American Indemnity Company
Texas General Indemnity Company               Colorado         100% owned by American Indemnity Company
American Indemnity Lloyds                     Texas            Financially and operationally controlled by the Company
American Computing Company                    Texas            100% owned by American Indemnity Company
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